SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                                                                                                                     May 6, 2008

MOTIVNATION, INC.
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(Exact Name of Registrant as Specified in its Charter)

Nevada                                                 000-50048                                                          82-6008492
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(State or Other Jurisdiction             (Commission                                                 (IRS Employer
of Incorporation)                               File Number)                                              Identification No.)

1810 Von Karman Ave., Suite 330  Irvine, CA                                                                92612
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(Address of Principal Executive Offices)                                                                    (Zip Code)

Registrant's telephone number, including area code:                        (888) 258-6458
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(Former Name or Former Address, if Changed Since Last Report)

ITEM 1.01. Entry into Material Definitive Agreement

On April 22, 2008, Motivnation, Inc. issued convertible notes to New Millennium Capital Partners II, LLC in exchange for Gross proceeds of $50,000.

The convertible notes mature in three years, at an 8% per annum interest rate and call for monthly interest payments with the principal due on maturity.  If Motivnation defaults on the interest payments, the investors will have the right to convert the notes into fully paid and non-assessable shares of common stock.  In addition, warrants for 10,000,000 shares of common stock with an exercise price of $.002 were issued to the investors as part of the funding.  Conversion price is a forty percent discount at which the market price will be the average of the three lowest trading days within a twenty day trading period prior to the date the Conversion Notice is sent to the Borrower.  These warrants expire in seven years and have a cashless exercise provision.

Item 9.01                        Exhibits

None

Exhibit No.	Exhibit
10.09	Form of Note 4-22-2008
10.10	Securities Purchase Agreement 4-22-2008
10.11	Registration Rights Agreement 4-22-2008
10.12	Intellectual Property Security Agreement 4-22-2008
10.13	Stock Purchase Warrant 4-22-2008
10.14	Security Agreement 4-22-2008
10.15	Subsidiary Guaranty 4-22-2008

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

/s/ George LeFevre
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George LeFevre                                                                    Chief Executive Officer                                              April 22, 2008